QUARTERLY VALUE DEATH BENEFIT RIDER
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This rider forms a part of the Base Contract to which it is attached and is effective as of the Issue Date of the Base Contract. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. The following hereby replaces the section of the Base Contract entitled "Death Benefit - Traditional Death Benefit Amount During the Accumulation Phase". This rider will terminate as indicated in the "Conditions for Termination of the Quarterly Value Death Benefit Rider" section.

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                                   DEFINITIONS
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DEFINITIONS                     Definitions specific to this rider that are not
                                in the Base Contract follow.

BASE CONTRACT                   The contract to which this rider is attached.

QUARTERLY ANNIVERSARY           The day that occurs three, six, and nine
                                calendar months after the Issue Date or any Contract Anniversary. Quarterly Anniversaries also include Contract Anniversaries. If the Quarterly Anniversary does not occur on a Business Day, we will consider it to occur on the next Business Day.

QUARTERLY ANNIVERSARY VALUE     A calculation we use in determining the
                                Quarterly Value Death Benefit value.

QUARTERLY VALUE DEATH           The death benefit provided by this rider.
BENEFIT

TERMS DEFINED IN THE            The following terms are defined in the Lifetime
LIFETIME PLUS BENEFIT RIDER     Plus Benefit Rider. If the Lifetime Plus Benefit
                                Rider is not attached to your contract, these terms do not apply to this rider.
                                (a)     Benefit Date.
                                (b)     Excess Withdrawals.
                                (c)     Lifetime Plus Payments.


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                            PROCEEDS PAYABLE ON DEATH
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QUARTERLY VALUE DEATH           The death benefit is equal to the greater of (a)
BENEFIT AMOUNT DURING THE       or (b) less any deductions we make to reimburse
ACCUMULATION PHASE              ourselves for any applicable Premium Tax.
                                (a)     The Contract Value determined as of the
                                        end of the Business Day during which we
                                        receive in good order at the Service
                                        Center both due proof of death and an
                                        election of the death benefit payment
                                        option.
                                (b)     The Quarterly Value Death Benefit value,
                                        which is the Quarterly Anniversary
                                        Value. We determine the Quarterly
                                        Anniversary Value as of the end of the
                                        Business Day during which we receive in
                                        good order at the Service Center both
                                        due proof of death and an election of
                                        the death benefit payment option.

                                We only calculate the Quarterly Anniversary
                                Value until the Business Day during which we receive in good order at the Service Center both due proof of death and an election of the death benefit payment option.

                                The Quarterly Anniversary Value on the Issue
                                Date is equal to the Purchase Payment received on the Issue Date.

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                      PROCEEDS PAYABLE ON DEATH (CONTINUED)
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QUARTERLY VALUE DEATH           On each Business Day we:
BENEFIT AMOUNT DURING THE       (a)     increase the Quarterly Anniversary Value
ACCUMULATION PHASE                      by the amount of any additional Purchase
(CONTINUED)                             Payments received that day, and
                                (b)     we reduce it proportionately by the
                                        percentage of Contract Value applied to
                                        a Partial Annuitization or withdrawn
                                        that day, including any withdrawal
                                        charge. Withdrawals include Lifetime
                                        Plus Payments and Excess Withdrawals.

                                On each Quarterly Anniversary before the older Owner's 91st birthday we process any increase or decrease to the Quarterly Anniversary Value due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following calculation.

                                On each Quarterly Anniversary before the older Owner's 91st birthday the Quarterly Anniversary Value is equal to the greater of its value on the immediately preceding Business Day, or the Contract Value as of that Quarterly Anniversary.

                                Beginning with the Quarterly Anniversary that occurs on or after the older Owner's 91st birthday we calculate the Quarterly Anniversary Value in the same way that we do on each Business Day other than a Quarterly Anniversary.

                                Any part of the death benefit amount that you invested in the Variable Account remains in the Variable Account until distribution begins. From the time we determine the death benefit until it is completely distributed, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

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                          GENERAL PROVISIONS
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CONDITIONS FOR TERMINATION      This benefit will terminate on the earliest of:
OF THE QUARTERLY VALUE          (a)     The Business Day before the Income Date
BENEFIT RIDER                           that you take a Full Annuitization.
                                (b)     The Business Day that the Quarterly
                                        Value Death Benefit value and the
                                        Contract Value are both zero.
                                (c)     The Business Day that the Accumulation
                                        Portion terminates.
                                (d)     The Business Day that the Base Contract
                                        terminates.

RIDER CHARGE                    The additional Mortality and Expense Risk Charge
                                for this rider is shown on the Contract
                                Schedule or Contract Schedule Addendum, if applicable.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

          /s/Wayne A. Robinson               /s/Douglas P. Reynolds
             Wayne A. Robinson                  Douglas P. Reynolds
                 Secretary                          President



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